UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2016

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX         78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2016, Bill Bock, notified Silicon Laboratories of his decision to resign from his position as an employee and President effective as of February 16, 2016. Silicon Laboratories’ Chief Executive Officer (CEO), Tyson Tuttle, will resume the title of CEO and President. Mr. Bock will retain his seat on Silicon Laboratories’ board of directors.

On February 1, 2016, Silicon Laboratories entered into a Transition Agreement with Mr. Bock. Pursuant to the Transition Agreement, upon the conclusion of his employment and contingent upon his execution of a release of claims, he will receive (a) accelerated vesting of 24,725 shares of common stock subject to restricted stock units, (b) accelerated vesting of 7,851 shares of common stock with respect to outstanding market stock units and (c) 12 months of continued COBRA coverage. His remaining unvested restricted stock units and market stock units shall be cancelled.

The foregoing description is subject to, and qualified in its entirety by, the Transition Agreement. The Transition Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Transition Agreement between William Bock and Silicon Laboratories Inc. dated February 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

February 2, 2016	/s/ John C. Hollister
Date	John C. Hollister
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

10.1	Transition Agreement between William Bock and Silicon Laboratories Inc. dated February 1, 2016.